UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2024

CHENIERE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16383	95-4352386
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
845 Texas Avenue, Suite 1250
Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
(713) 375-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
    Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.003 par value	LNG	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described under Item 5.07 below, Cheniere Energy, Inc. (the “Company”) held its 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”) on May 23, 2024. At the 2024 Annual Meeting, the Company’s shareholders approved the Cheniere Energy, Inc. Amended and Restated 2020 Incentive Plan (the “A&R 2020 Incentive Plan”).

A summary of the A&R 2020 Incentive Plan is set forth under the caption “Proposal 4 - Approval of the Cheniere Energy, Inc. Amended and Restated 2020 Incentive Plan” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 15, 2024 (the “2024 Proxy Statement”) and is incorporated herein by reference. The summary of the A&R 2020 Incentive Plan set forth therein is not complete and is qualified in its entirety by reference to the full text of the A&R 2020 Incentive Plan, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the 2024 Annual Meeting, upon the recommendation of the Board, the Company’s shareholders approved an amendment to the Company's Restated Certificate of Incorporation, as amended (the “Amendment”) to limit the personal liability of officers as permitted by law, as set forth under the caption “Proposal 5 - Approval of Amendment to Certificate of Incorporation to Limit the Personal Liability of Officers as Permitted By Law” in the 2024 Proxy Statement. The Amendment became effective upon the filing of the Certificate of Amendment of Restated Certificate of Incorporation of the Company (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware on May 24, 2024. Additional information regarding the Amendment was included in the 2024 Proxy Statement relating to the 2024 Annual Meeting. The foregoing description of the Amendment is qualified in its entirety by reference to the Certificate of Amendment, which is attached as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.
At the 2024 Annual Meeting, there were 197,045,165 shares of the Company's common stock present or represented by proxy. This represented approximately 85.42% of the Company's shares of common stock outstanding as of the record date of the 2024 Annual Meeting. Five proposals, as described in the 2024 Proxy Statement, were voted upon at the 2024 Annual Meeting. The following is a brief description of the matters voted upon and the final voting results.

ITEM 1:	ELECTION OF DIRECTORS

Director	Number of Votes For	Number of Votes Against	Number of Abstentions	Number of Broker Non-Votes
G. Andrea Botta	162,954,025	14,438,358	139,527	19,513,255
Jack A. Fusco	175,797,399	1,643,383	91,128	19,513,255
Patricia K. Collawn	174,986,400	2,454,582	90,928	19,513,255
Brian E. Edwards	176,463,854	985,942	82,114	19,513,255
Denise Gray	176,282,191	1,160,138	89,581	19,513,255
Lorraine Mitchelmore	172,609,205	4,832,258	90,447	19,513,255
Scott Peak	177,305,607	142,158	84,145	19,513,255
Donald F. Robillard, Jr.	172,528,651	4,923,656	79,603	19,513,255
Neal A. Shear	168,012,712	9,440,975	78,223	19,513,255

Each of the director nominees was elected as a director to serve for a one-year term until the 2025 annual meeting of shareholders or until his or her successor is duly elected and qualified.

ITEM 2:	ADVISORY AND NON-BINDING VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS FOR 2023

	Number of Votes For	Number of Votes Against	Number of Abstentions	Number of Broker Non-Votes
	165,094,554	11,675,546	761,810	19,513,255

In an advisory and non-binding vote, the shareholders approved the compensation paid for 2023 to the Company’s named executive officers, as disclosed in the 2024 Proxy Statement.

ITEM 3:	RATIFICATION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024

	Number of Votes For	Number of Votes Against	Number of Abstentions
	196,214,537	685,051	145,577

The shareholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2024.

ITEM 4:	APPROVAL OF THE CHENIERE ENERGY, INC. AMENDED AND RESTATED 2020 INCENTIVE PLAN

	Number of Votes For	Number of Votes Against	Number of Abstentions	Number of Broker Non-Votes
	167,721,659	9,606,685	203,566	19,513,255

The shareholders approved the Amended and Restated 2020 Incentive Plan.

ITEM 5:	APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO LIMIT THE PERSONAL LIABILITY OF OFFICERS AS PERMITTED BY LAW

	Number of Votes For	Number of Votes Against	Number of Abstentions	Number of Broker Non-Votes
	154,439,594	22,957,335	134,981	19,513,255

The shareholders approved the Amendment to the Company’s Restated Certificate of Incorporation to limit the personal liability of officers as permitted by law.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1*	Certificate of Amendment of Restated Certificate of Incorporation of Cheniere Energy, Inc.
10.1*	Cheniere Energy, Inc. Amended and Restated 2020 Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date:	May 24, 2024	By:	/s/ Zach Davis
		Name:	Zach Davis
		Title:	Executive Vice President and
Chief Financial Officer